Exhibit 10.10

DEBT SETTLEMENT AGREEMENT

This  Debt  Settlement  Agreement  (this  “Agreement”)  is  effective  June  4,  2012  between  Infrastructure

Developments Corp. (“Creditor”) and Cleanfield Energy,  Inc. (“Debtor”).

SECTION ONE

ACKNOWLEDGEMENT OF EXISTING OBLIGATION

The  parties  acknowledge  that  Debtor  was  indebted  to  Creditor,  at  February  28,  2012,  for  the  sum  of

nineteen  thousand  three  hundred  and  one  dollars  and  five  cents  ($19,301.05)  pursuant  to  a  memorandum of understanding dated July 1, 2011, as amended July 7, 2011 (the "Memorandum").

SECTION TWO

AGREEMENT FOR DIFFERENT METHOD OF PAYMENT

Debtor  and  Creditor  desire  and  agree  to  provide  for  the  payment  of  the  above-stated  indebtedness  in accordance  with  terms  and  provisions  different  from,  and  in  substitution  of,  the  terms  and  obligations  as described in Section One above.

SECTION THREE

CONSIDERATION

In  consideration  of  the  mutual  promises  contained  in  this  Agreement,  Debtor  and  Creditor  agree  as follows:

a.

Method  of  Payment:  In  full  satisfaction  the  indebtedness  described  in  Section  One,  Debtor agrees  to  pay  to  Creditor  and  Creditor  agrees  to  accept  from  Debtor  seven  million  five hundred  thousand  (7,500,000)  shares  of  Debtor’s  common  stock,  valued  at  approximately

$0.0027  per  share,  and  Debtor  agrees  not  to  issue  shares  of  Debtor's  common  stock  or  any other  form  of  ownership  of  Debtor  to  dilute  Creditor's  ownership  of  Debtor  below  seventy five percent (75%) without prior approval from the Creditor's board of directors.

b.

Satisfaction:  On  execution  of  this  Agreement  and  Debtor’s  board  of  directors  resolution authorizing  the  issuance  of  7,500,000  shares  of  Debtor’s  common  stock  to  Creditor,  the indebtedness of Debtor to Creditor described in Section One will be discharged.

In witness whereof, the parties have executed this Agreement on the date first mentioned above.

Cleanfield Energy, Inc.

/s/ James Kisselburg

By: James Kisselburg, president

Infrastructure Developments Corp.

/s/ Thomas Morgan

By: Thomas Morgan, chief executive officer